700 West 47th Street, Suite 1100  Kansas City, MO 64112 Main: 816.945.5600  Fax: 816.897.1280  www.mhmcpa.com January 3, 2019 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street NE Washington, DC 20549 Re: Hooper Holmes, Inc. File No. 001-09972 Ladies and Gentlemen, We have read Item 4.01 of the Form 8-K dated January 3, 2019 of Hooper Holmes, Inc. and are in agreement with the statements made therein insofar as they relate to our Firm. Mayer Hoffman McCann P.C. Kansas City, Missouri Member of Kreston International – a global network of independent accounting firms